EXHIBIT 10.4



[GRAPHIC OMITTED]     Main Office
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     Member NASD/SIPC


April 13, 2005

Mr. William I'I. Fleming, Ph. D
Vice Chairman & COO
A-Fem Medical Corporation
14889 Tualatin-Sherwood Road
Ste. 405
Sherwood, OR 97140

RE: Private Placement of Securities for A-Fem Medical Corporation

Dear Mr. Fleming:

This binding letter of intent confirms our understanding that A-Fem Medical Corporation (together with its affiliates and subsidiaries, "A-Fem Medical Corporation " or the "Company") has engaged Dawson James Securities, Inc. (together with its affiliates and subsidiaries, "Dawson James") to act as a "non-exclusive" placement agent of the Company ("Placement Agent") in connection with a best efforts private placement offering of the Company's Common Stock and Warrants (the "Placement"). This letter will confirm our acceptance and set forth the terms of the engagement agreed to between Dawson lames and the Company.

         1. Information. In connection with the Placement Agent's activities hereunder, the Company will furnish Dawson James with all material and information regarding the business and financial condition of the Company, including but not limited to last three years financial statements, financial projections, material conaacts. all documents evidencing indebtedness, sales and marketing plans, labor and executive compensation agreements, environmental matters, tax matters, intellectual property matters, litigation matters and such other data, information or files that may be material to the business of the Company or otherwise requested by Dawson James (the "Information"). The Company will cooperate with Dawson James in furnishing all Information as may be requested by Dawson James from time to time and will provide access to the officers, directors, employees, accountants, counsel and other professionals of the Company to the extent Dawson James deems appropriate. The Company represents and warrants that all Information, including but not limited to the Company's financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Company recognizes and confirms that the non-exclusive Placement Agent: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Company's financial advisor and placement agent to transmit to any prospective investor a copy or copies, forms of purchase agreements and any other legal documentation supplied to the Placement Agent for transmission to any prospective investor by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Placement Agent's services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information and such other information; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence during the course of the engagement. Accordingly, the Company agrees that Dawson James assumes no responsibility for the accuracy and completeness of the Information. The Placement Agent agrees to keep the Information confidential and will not make use thereof, except in connection with services hereunder for the Company, unless; (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body in which event the Placement Agent will provide the Company with reasonable advance notice of such proposed disclosure; (ii) any information is or becomes generally available to the public; or (iii) any Information was or becomes available to the Placement Agent on a non-confidential basis from a source other than the Company or any of its representatives.

         2. Compensation. As compensation for services rendered and to be rendered hereunder by Dawson James, the Company agrees to pay Dawson James as follows;

              a) An amount in cash equal to ten percent (10%) of the principal amount of any Placement placed and/or commined by any investor originating from a relationship with the Company and payable at the time of each closing of the Financing ("Placement Fee").

              b) The Company will issue to Dawson James warrants to purchase shares of the Company's Common Stock equal to ten percent (10%) of the number of common shares ("Shares") issued in the Placement. Such Warrants will be issued pursuant to a Warrant Agreement to be signed by the Company and Dawson James or any assignee of Dawson James, which agreement shall provide, among other things, that the Warrants shall be exercisable at an exercise price equal to the price at which the Shares are sold to investors in the Placement, shall expire seven
(7) years from the date of first closing, include registration rights at the time that all shares issued in this Placement are registered, and provisions for cashless exercise, and such other terms as are normal and customary for Warrants of this type.

              c) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twenty four (24) month anniversary of the final closing of the Placement, the Company enters into a definitive commitment relating to a Placement (or any portion thereof), capital raise, or consummates a Placement with any party, or the Company enters into a defmitive commitment relating to a Placement (or any portion thereof) with any financing source introduced to the Company by Dawson James, the Company agrees to pay Dawson James all such compensation pursuant to the terms of Section 2 'Compensation" of this Agreement.

         3. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In effecting the Placement, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Placement shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any investors in the Placement also to be addressed and delivered to the Placement Agent, or to cause such counsel to deliver to the Placement Agent a letter authorizing it to rely upon such opinion. Upon completion of the Placement, all shares placed by the Placement Agent will be deposited into a Dawson James client account for the benefit of each investor.

         4. Termination; Survival of Provisions. This Agreement may be terminated by the Placement Agent or the Company at any time upon thirty (30) days prior written notice to the other parry, provided, however, that: (a) any termination or completion of Dawson James's engagement hereunder shall not affect the Company's obligation to indemnity Dawson Janus as provided in the separate letter agreement referred to above and (b) any termination by the Company of Dawson James' engagement hereunder shall not affect the Company's obligation to pay fees to the extent provided for in Section 2(c) herein, and any unpaid amounts thereunder shall be accelerated and be immediately due and payable to Dawson James on the termination date; and (c) any termination by Dawson James of Dawson James's engagement hereunder shall not affect the Company's obligation to pay fees and reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due the Placement Agent, shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 2 "Compensation" hereof).

         5. Governing Law; Amendment; Headings. This Agreement and all controversies arising from and relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to such state's rules concerning conflicts of laws. This Agreement may not be modified or amended except in writing duly executed by the parties hereto. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not pan of this Agreement.

         6. Nondisclosure of Confidential Information. Dawson James and the Company mutually agree that they will not disclose any confidential information received from the other party to others except with the wntten permission of the other party or as such disclosure may be required by law. Dawson James has been retained under this agreement as an independent contractor with duties owed solely to the Company. The advice, written or oral, rendered by Dawson James pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to Dawson James be made by the Company, without the prior written consent of Dawson James, which consent shall not be unreasonably withheld.

         7. Successors and Assigns. The benefits of this Agreement shall inure to the parities hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither the Placement Agent nor the Company shall assign to an unaffiliated third patty any of its obligations hereunder.

         8. Press Announcements. The Company agrees that Dawson James shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

         9. Expenses. The Company will pay all of its costs relating to the Placement contemplated hereby, including, without limitation, audit expenses, issuance costs and taxes, counsel fees for the preparation of the Offering Documents, filing fees and disbursements of counsel relating to the qualification of the offered securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the offered securines under state blue sky laws. To the extent required by law, the Company shall qualify the offered securities for offer and sale in those jurisdictions designated by Dawson James. The Company's counsel shall be responsible for state blue sky securities laws compliance by the Company.

         10. Conditions of the Obligations of Dawson James.

         The obligations of Dawson James to act as agent hereunder, to find purchasers for the Placement, and to attend and to deliver documents at Closing shall be subject to the following conditions:

              (a) Between the date hereof and Closing, the Company and its subsidiaries shall not have sustained any loss on account of fue, explosion, flood, accident, calamity or other cause, of such character as materially affects the business or property of the Company and its subsidiaries, whether or not such loss is covered by insurance.

              (b) Between the date hereof and Closing, there shall be no litigation instituted or threatened against the Company or any subsidiary (other than as set forth in the Offering Document) and there shall be no proceeding instituted or threatened before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Company.

              (c) Except as contemplated herein or as set forth in the Offering Document, during the period subsequent to the date hereof, and prior to Closing, the Company and each subsidiary: (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date hereof, and (ii) except in the ordinary course of its business, the Company and each subsidiary shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise, or in its working capital position. At Closing, the capitalization of the Company shall be substantially the same as set forth in the Offering Document.

              (d) The authorization for the issuance and delivery of the offered securities in the Placement and the Offering Document and related materials, and for the execution and delivery of this Agreement, and all other legal matters incident thereto, shall be reasonably satisfactory in all respects to counsel for Dawson James.

              (e) The representations and warranties of the Company made in this Agreement or in any document or certificate delivered to Dawson James pursuant hereto shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties have been made on and as of the Closing.

              (f) The Company shall have performed and complied in all material respects with all covenants, terms and agreements to be performed and complied with by the Company on or before the Closing.

              (g) The Company shall have provided such certificates as Dawson James shall reasonably request.

              (h) The Company and its President shall provide certificates to Dawson James cenifying that the proceeds of the Placement will be used in accordance with the uses designated in "Use of Proceeds" in the Offering Document.

              (i) The Company shall have furnished a "Cold Comfort" letter on and as of the Closing, in each case describing procedures carried our to a date within five (5) days of the date of the leuer, from independent public accountants for the Company, substantially in the form approved by Dawson James.

         11.      Indemnification

                 (a) The Company agrees to indemnify and hold harmless DAWSON JAMES and each person, if any, who controls DAWSON JAMES within the meaning of the 1933 Act or the 1934 Act (together. the "Acts"), the DAWSON JAMES' affiliated entities, partners, employees, legal counsel and agents (the "DJ Indemnified Parties") against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several, to which DAWSON JAMES or such person may be subject, under the Acts or otherwise. including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with Iitigation in which the DAWSON JAMES is a party), directly or indirectly, caused by, relating to, based upon, arising out of. or in connection with (i) the violation or breach of any representation, warranty or covenant or agreement of the Company set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Company in connection herewith; (ii) any untrue statement or omission or any alleged untrue statement or omission in the Offering Document or selling material, excluding information contained in or omitted from the Offering Document or selling material in reliance upon, and in conformity with, information furnished to the Company by DAWSON JAMES or any Participating Broker-Dealer specifically for use in preparation of the Offering Document or selling material, as the case may be: (iii) any information provided by or on behalf of Company in order to qualify or exempt the Offered Securities for sale in any jurisdiction; or (iv) the failure of the Company to comply with the provisions of the Acts and the regulations thereunder, including Regulation D; and will reimburse the DJ Indemnified Parties for any legal or other expenses reasonably incurred by the DJ Indemnified Parries in connection with investigation of or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that the Company shall not be required to indemnify the DJ Indemnified Parries for any payment made to any claimant in settlement of any suit or claim unless such payment is agreed to by the Company (which agreement shall not be unreasonably withheld) or by a coup having jurisdiction of the controversy. This inndemnity agreement shall remain in full force and effect notwithstanding any investigation trade by DAWSON JAMES or on DAWSON JAMES' behalf, shall survive consummation of the sale of the Offered Securities hereunder and all be in addition to any liability which the Company may otherwise have.

              (b) DAWSON JAMES agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Acts, Company's affiliated entities, partners, employees, legal counsel and agents (the "Company Indemnified Parties") against any losses, claims, expenses, damages or liabilities (or actions in respect thereof), joint or several, to which the Company Indemnified Parties or any such controlling person may become subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or omission .or any alleged untrue statement or omission in the Offering Document contained in or omitted from the Offering Document in reliance on, and in conformity with, information furnished to the Company by DAWSON JAMES or any Participating Broker-Dealer or either of them specifically for use in preparation of the Offering Document or selling material, as the case may be; and will reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that DAWSON JAMES shall not be required to indemnify the Company Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by a court having jurisdiction over the controversy or DAWSON JAMES agrees to such settlement (which agreement shall not be unreasonably withheld): and provided further that DAWSON JAMES shall not be liable under this Section 11(b) for any losses, claims, expenses, damages or liabilities arising out of any act or failure to act on the pan of any other person except DAWSON JAMES, its partners, employees and agents (including registered representatives) or any Participating Broker-Dealer. This indemnity agreement shell remain in full force and effect notwithstanding any investigation made by or on behalf of the Company and shall survive consummation of the sale of the Offered Securities hereunder and the termination of this Agreement. and shall be in addition to any liability which DAWSON JAMES may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the DAWSON JAMES is required to indemnify the Company Indemnified Parties, exceed in the aggregate the compensation received by the DAWSON JAMES hereunder, except in the case of fraud on the pan of the DAWSON JAMES.

              (c) The indemnified parry shall noti fy the indemnifying party in writing promptly after the sons or other first legal process giving information of the nature of any and all claims which have been served upon the indemnified parry. In case any action is brought against any indemnified parry upon any such claim the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, in accordance with arrangements satisfactory to any other indemnifying arty or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and other indemnified parties who are defendants in such action; and after notice from the indemnifying parry to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified parry), in any of which circumstances such expenses shall be borne by the indemnifying parry.

        12. Counterparts. For the convenience of the patties, this Agreement may be executed in any number of counterparts, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same Agreement.

        If the terms of our engagement as set forth in this letter are satisfactory to you, please sign and date the enclosed copy of this letter and indemnification form and send back to us. If this agreement is not executed by both parties within five (5) days from its date, it shall cease to be a valid offer to assist and represent the Company.

                                    Very truly yours,




                                    By: /s/Robert D. Keyser Jr.
                                        ----------------------------------------
                                        Robert D. Keyser Jr
                                        Chief Executive Officer
                                        Dawson James Securities
                                        (a division of Viewtrade Financial)

ACCEPTED AND AGREED TO: as of the date hereof:

                                    For:


                                    William H. Fleming, Ph. D
                                    --------------------------------------------
                                    By: William H. Fleming, Ph. D